Exhibit 99.1

HOST MARRIOTT REPORTS STRONG RESULTS OF OPERATIONS FOR THIRD QUARTER 2005

BETHESDA, MD; October 12, 2005 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the third quarter ended September 9, 2005. Third quarter results include the following:

•	Total revenue increased 7.7% to $841 million for the third quarter and 8.0% to $2,647 million for year-to-date 2005.

•	Net income (loss) was $(5) million and $92 million for the third quarter and year-to-date 2005, respectively, compared to $(47) million and $(61) million for the third quarter and year-to-date 2004, respectively. Earnings (loss) per diluted share was $(.03) and $.19 for the third quarter and year-to-date 2005, respectively, and $(.17) and $(.28) for the third quarter and year-to-date 2004, respectively.

For year-to-date 2005, net income includes a net gain of $15 million ($.04 per share) from the following transactions: the sale of 85% of the Company’s interest in a joint venture that owns 120 Courtyard by Marriott hotels; gains on hotel dispositions; and, costs associated with refinancing the Company’s senior notes and the redemption of preferred stock. By comparison, for the third quarter and year-to-date 2004, net income (loss) includes a net loss of $19 million ($(.05) per share) and $43 million ($(.13) per share), respectively, associated with similar transactions in 2004. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 18.8% to $158 million for the third quarter and 15.9% to $606 million for year-to-date 2005. (Adjusted EBITDA has been reduced by $2 million and $4 million for the third quarter and year-to-date 2005, respectively, for distributions to minority interest partners of Host Marriott, L.P.)

•	Funds from Operations (FFO) per diluted share was $.19 and $.70 for the third quarter and year-to-date 2005, respectively, compared to $.06 and $.40 for the third quarter and year-to-date 2004, respectively. Costs associated with refinancing the Company’s senior notes and the redemption of preferred stock reduced the Company’s FFO per diluted share for year-to-date 2005 by $.09. The Company’s FFO per diluted share for the third quarter and year-to-date 2004 was reduced by $.05 and $.18, respectively, associated with similar transactions in 2004.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Operating Results

Comparable hotel RevPAR for the third quarter of 2005 increased 8.0%, which was at the high end of our previous guidance, and comparable hotel adjusted operating profit margins increased 9.8%, or 1.8 percentage points, when compared to the third quarter of 2004. The Company’s third quarter increases in comparable hotel RevPAR and comparable hotel adjusted operating profit margins were driven by a 6.3% increase in average room rates and a 1.2 percentage point increase in occupancy. Year-to-date 2005 comparable hotel RevPAR increased 9.1% (comprised of an increase in average room rates of 7.5% and an increase in occupancy of 1.1 percentage points), while comparable hotel adjusted operating profit margins increased 7.7%, or 1.7 percentage points, when compared to year-to-date 2004. Based on a calendar quarter end of September 30, comparable hotel RevPAR would have increased 9.5% for the third quarter of 2005.

Comparable hotel RevPAR does not include results from the New Orleans Marriott, which incurred damage as a result of Hurricane Katrina. It is unlikely that operations for this hotel will return to historical levels for a period of time. While the total extent of the property damage and business interruption cannot be determined at this time, the Company believes its insurance coverage should be sufficient to cover substantially all of the property damage to the hotel and the near-term loss of business. The overall effect of the hurricane on our third quarter operations was not significant.

Christopher J. Nassetta, president and chief executive officer, stated, “We had another outstanding quarter, with very strong RevPAR growth and margin improvement, which drove significant growth in Adjusted EBITDA and FFO per diluted share. We expect lodging demand and business travel will continue to increase in the fourth quarter and into 2006, driving further improvements in our operating results and dividends to our stockholders.”

As of September 9, 2005, the Company had $402 million of cash and cash equivalents, approximately $274 million of which were used subsequently to acquire the Hyatt Regency, Washington, D.C. The Company also had $165 million of restricted cash, $68 million of which the Company believes will be released in the fourth quarter.

W. Edward Walter, executive vice president and chief financial officer, stated, “Our credit ratios have continued to improve due to the significant improvement in our operations and the financing transactions we have completed over the last two years. Our strong balance sheet, available cash and ready access to the capital markets enables us to invest in our current portfolio or pursue appropriate acquisition opportunities in the market place.”

Acquisitions and Dispositions

On September 30, 2005, the Company acquired the 834-room Hyatt Regency, Washington, D.C. on Capitol Hill for approximately $274 million, financed with available cash. On October 7, 2005, the Company also completed the sale of the 297-room Charlotte Marriott Executive Park for approximately $21 million.

James F. Risoleo, executive vice president of acquisitions and development, stated, “We are very pleased with the acquisition of the Hyatt Regency, Washington, D.C. on Capitol Hill. We believe that the Washington, D.C. market will continue to perform very well for the foreseeable future. We continue to pursue acquisitions that are consistent with our target profile of upper-upscale and luxury properties in markets with significant barriers to entry, while seeking to dispose of non-core assets to recycle and build on our truly unmatched portfolio of properties.”

2005 Outlook

The Company expects comparable hotel RevPAR for full year 2005 to increase approximately 8.0% to 9.0%. For full year 2005, the Company also expects operating profit margins under GAAP to increase approximately 210 basis points to 240 basis points and comparable hotel adjusted operating profit margins to increase approximately 130 basis points to 150 basis points as compared to 2004. Based upon this guidance, the Company estimates that for 2005 its:

•	earnings per diluted share should be approximately $.38 to $.42 for the full year;

•	net income should be approximately $166 million to $180 million for the full year;

•	Adjusted EBITDA should be approximately $894 million to $909 million for the full year, both of which have been reduced by approximately $6 million for distributions to minority interest partners of Host Marriott, L.P.; and

•	FFO per diluted share should be approximately $1.07 to $1.10 for the full year (including a charge of approximately $36 million, or $.09 per diluted share, for the full year, related to the refinancing of senior notes and the redemption of the Class B preferred stock).

2006 Outlook

The Company is in the preliminary stages of its budget process for 2006. Accordingly, certain key items such as detailed property-level operating budgets and capital expenditure requirements, as well as corporate-level acquisition and disposition targets and financing requirements have not been determined, all of which could significantly affect results of operations. However, based on preliminary discussions with the Company’s operators and hotel general managers, as well as a review of booking pace and other metrics, the Company believes comparable hotel RevPAR for full year 2006 will increase approximately 7.0% to 9.0%. For full year 2006, the Company also believes operating profit margins under GAAP will increase approximately 190 basis points to 230 basis points and comparable hotel adjusted operating profit margins will increase approximately 125 basis points to 175 basis points as compared to 2005.

Based upon this guidance, the Company estimates that for 2006 its:

•	earnings per diluted share should be approximately $.42 to $.53;

•	net income should be approximately $174 million to $212 million;

•	Adjusted EBITDA should be approximately $996 million to $1,036 million, both of which have been reduced by approximately $9 million for distributions to minority interest partners of Host Marriott, L.P.; and

•	FFO per diluted share should be approximately $1.35 to $1.45.

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 107 upper-upscale and luxury hotel properties primarily operated under premium brands, such as Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton® and Westin® (*). For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 11, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

(*)	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

***Tables to Follow***

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is approximately 5% of the partnership interests in Host LP held by outside partners as of October 11, 2005, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins) which we believe is useful to investors, see the Notes to the Financial Information on page 35.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts for Host Marriott, L.P.	28

2006 FORECAST INFORMATION

Host Marriott Corporation

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2006 Forecasts	29

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts	30

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2006 Forecasts	32

Host Marriott, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts for Host Marriott, L.P.	34

Notes to Financial Information	35

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	September 9, 2005	December 31, 2004
ASSETS
Property and equipment, net	$7,204	$7,274
Assets held for sale	13	113
Due from managers	66	75
Investments in affiliates	42	69
Deferred financing costs, net	69	70
Furniture, fixtures and equipment replacement fund	154	151
Other	133	168
Restricted cash	165	154
Cash and cash equivalents	402	347

Total assets	$8,248	$8,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $492 million and $491 million, net of discount, of Exchangeable Senior Debentures, respectively	$3,054	$2,890
Mortgage debt	1,858	2,043
Convertible Subordinated Debentures	492	492
Other	97	98

Total debt	5,501	5,523
Accounts payable and accrued expenses	129	113
Liabilities associated with assets held for sale	—	26
Other	153	156

Total liabilities	5,783	5,818

Interest of minority partners of Host Marriott L.P.	117	122
Interest of minority partners of other consolidated partnerships	28	86

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $250 million), 50 million shares authorized; 10.0 million shares and 14.0 million shares issued and outstanding, respectively	241	337
Common stock, par value $.01, 750 million shares authorized; 353.3 million shares and 350.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,967	2,953
Accumulated other comprehensive income	17	13
Deficit	(908)	(911)

Total stockholders’ equity	2,320	2,395

Total liabilities and stockholders’ equity	$8,248	$8,421

(a)	Our consolidated balance sheet as of September 9, 2005 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Revenues
Rooms	$532	$487	$1,612	$1,463
Food and beverage	230	218	785	751
Other	57	55	174	164

Total hotel sales	819	760	2,571	2,378
Rental income (b)	22	21	76	74

Total revenues	841	781	2,647	2,452

Expenses
Rooms	135	127	392	366
Food and beverage	189	183	592	572
Hotel departmental expenses	243	228	710	666
Management fees	34	29	112	98
Other property-level expenses (b)	69	69	205	206
Depreciation and amortization	85	83	254	242
Corporate and other expenses	16	18	45	43

Total operating costs and expenses	771	737	2,310	2,193

Operating profit	70	44	337	259
Interest income	5	3	17	8
Interest expense	(94)	(108)	(317)	(356)
Net gains on property transactions	—	5	77	10
Gain (loss) on foreign currency and derivative contracts	(1)	(2)	1	(2)
Minority interest income (expense)	—	4	(12)	2
Equity in earnings (losses) of affiliates	—	(4)	(1)	(12)

Income (loss) before income taxes	(20)	(58)	102	(91)
Benefit (provision) for income taxes	15	10	(23)	2

Income (loss) from continuing operations	(5)	(48)	79	(89)
Income from discontinued operations (c)	—	1	13	28

Net income (loss)	(5)	(47)	92	(61)
Less: Dividends on preferred stock	(6)	(9)	(21)	(28)
Issuance costs of redeemed preferred stock (d)	—	(4)	(4)	(4)

Net income (loss) available to common stockholders	$(11)	$(60)	$67	$(93)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.03)	$(.17)	$.15	$(.36)
Discontinued operations	—	—	.04	.08

Basic and diluted earnings (loss) per common share	$(.03)	$(.17)	$.19	$(.28)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Rental income
Full-service	$4	$3	$22	$21
Limited service and office buildings	18	18	54	53

	$22	$21	$76	$74

Rental and other expenses (included in other - property level expenses)
Full-service	$2	$2	$5	$5
Limited service and office buildings	18	18	54	54

	$20	$20	$59	$59

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in the first quarter of 2005, the one property classified as held for sale as of the end of the third quarter of 2005, and nine properties sold in 2004.

(d)	Emerging Issues Task Force Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” requires that the excess of the fair value of the consideration transferred to the holders of preferred stock redeemed over the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders in the calculation of earnings per share.

On August 3, 2004, the fair value paid to holders of our Class A preferred stock, or $104 million (which was equal to the redemption price and par value) exceeded the carrying value of the preferred stock ($100 million, which was net of $4 million of original issuance costs). Accordingly, the $4 million of original issuance costs has been included in the determination of net income (loss) available to common stockholders for the purpose of calculating our third quarter and year-to-date 2004 basic and diluted earnings (loss) per share.

On May 20, 2005, the fair value paid to holders of our Class B preferred stock, or $100 million (which was equal to the redemption price and par value) exceeded the carrying value of the preferred stock ($96 million, which was net of $4 million of original issuance costs). Accordingly, the $4 million of original issuance costs has been included in the determination of net income (loss) available to common stockholders for the purpose of calculating our year-to-date 2005 basic and diluted earnings (loss) per share.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 9, 2005			Quarter ended September 10, 2004
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(5)	353.1	$(.01)	$(47)	348.7	$(.13)
Dividends on preferred stock	(6)	—	(.02)	(9)	—	(.03)
Issuance costs of redeemed preferred stock (a)	—	—	—	(4)	—	(.01)

Basic and diluted loss available to common stockholders (b)(c)	$(11)	353.1	$(.03)	$(60)	348.7	$(.17)

	Year-to-date ended September 9, 2005			Year-to-date ended September 10, 2004
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$92	352.6	$.26	$(61)	331.5	$(.18)
Dividends on preferred stock	(21)	—	(.06)	(28)	—	(.09)
Issuance costs of redeemed preferred stock (a)	(4)	—	(.01)	(4)	—	(.01)

Basic earnings (loss) available to common stockholders (b)	67	352.6	.19	(93)	331.5	(.28)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.4	—	—	—	—

Diluted earnings (loss) available to common stockholders (b)(c)	$67	355.0	$.19	$(93)	331.5	$(.28)

(a)	For discussion on accounting treatment, see footnote (d) to the consolidated statements of operations.

(b)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units, the Exchangeable Senior Debentures and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

(c)	Our results for certain periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of September 9, 2005		Quarter ended September 9, 2005			Quarter ended September 10, 2004			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	20	11,035	$165.84	81.6%	$135.28	$154.84	78.5%	$121.53	11.3%
Florida	11	7,027	137.38	68.7	94.38	133.13	67.2	89.47	5.5
Mid-Atlantic	10	6,720	194.11	79.3	153.95	175.44	81.3	142.56	8.0
North Central	13	4,923	131.84	74.3	97.98	122.41	73.9	90.47	8.3
DC Metro	11	4,661	168.33	77.3	130.05	151.45	74.9	113.37	14.7
Atlanta	12	4,265	146.11	66.1	96.53	146.04	68.7	100.27	(3.7)
South Central	6	3,526	121.64	73.1	88.88	112.98	72.5	81.93	8.5
New England	6	3,032	151.03	81.6	123.22	151.77	79.9	121.27	1.6
Mountain	5	1,940	89.85	71.7	64.42	89.25	63.1	56.33	14.4
International	5	1,953	134.49	74.4	100.00	122.97	73.4	90.28	10.8

All Regions	99	49,082	153.38	75.6	115.98	144.24	74.4	107.34	8.0

	As of September 9, 2005		Year-to-date ended September 9, 2005			Year-to-date ended September 10, 2004			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	20	11,035	$170.81	77.9%	$133.11	$160.32	75.6%	$121.26	9.8%
Florida	11	7,027	177.40	74.8	132.65	166.53	73.5	122.33	8.4
Mid-Atlantic	10	6,720	195.12	79.1	154.29	178.16	77.6	138.28	11.6
North Central	13	4,923	129.17	67.1	86.67	119.33	68.6	81.82	5.9
DC Metro	11	4,661	177.98	78.3	139.41	160.16	75.5	120.87	15.3
Atlanta	12	4,265	150.30	68.2	102.50	145.56	68.7	99.97	2.5
South Central	6	3,526	133.74	76.7	102.60	125.32	76.4	95.78	7.1
New England	6	3,032	151.15	71.4	107.98	145.56	73.2	106.57	1.3
Mountain	5	1,940	111.24	64.4	71.62	104.33	60.4	63.04	13.6
International	5	1,953	131.45	72.2	94.95	120.72	72.8	87.83	8.1

All Regions	99	49,082	163.17	74.5	121.55	151.75	73.4	111.44	9.1

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of September 9, 2005		Quarter ended September 9, 2005			Quarter ended September 10, 2004			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	39	22,874	$168.27	78.4%	$131.96	$159.22	77.2%	$122.90	7.4%
Suburban	34	12,492	130.54	71.3	93.02	121.76	69.3	84.43	10.2
Airport	16	7,328	115.45	78.5	90.63	107.88	76.5	82.54	9.8
Resort/Convention	10	6,388	185.81	70.9	131.68	171.88	72.0	123.84	6.3

All Types	99	49,082	153.38	75.6	115.98	144.24	74.4	107.34	8.0

	As of September 9, 2005		Year-to-date September 9, 2005			Year-to-date ended September 10, 2004			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	39	22,874	$176.35	$77.5%	$136.69	$164.23	75.9%	$124.62	9.7%
Suburban	34	12,492	131.87	68.6	90.44	122.47	67.5	82.71	9.3
Airport	16	7,328	120.53	76.0	91.62	112.22	75.6	84.85	8.0
Resort/Convention	10	6,388	220.93	73.5	162.49	204.98	73.8	151.35	7.4

All Types	99	49,082	163.17	74.5	121.55	151.75	73.4	111.44	9.1

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Number of hotels	99	99	99	99
Number of rooms	49,082	49,082	49,082	49,082
Percent change in Comparable Hotel RevPAR	8.0%	—	9.1%	—
Operating profit margin under GAAP (b)	8.3%	5.6%	12.7%	10.6%
Comparable hotel adjusted operating profit margin (c)	20.2%	18.4%	23.8%	22.1%
Comparable hotel sales
Room	$489	$452	$1,491	$1,371
Food and beverage	221	208	754	717
Other	54	51	167	157

Comparable hotel sales (d)	764	711	2,412	2,245

Comparable hotel expenses
Room	125	119	364	345
Food and beverage	182	174	568	545
Other	34	34	103	99
Management fees, ground rent and other costs	269	253	802	760

Comparable hotel expenses (e)	610	580	1,837	1,749

Comparable hotel adjusted operating profit	154	131	575	496
Non-comparable hotel results, net (f)	17	14	61	49
Office buildings and limited service properties, net (g)	—	—	—	(1)
Depreciation and amortization	(85)	(83)	(254)	(242)
Corporate and other expenses	(16)	(18)	(45)	(43)

Operating profit	$70	$44	$337	$259

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Revenues per the consolidated statements of operations	$841	$781	$2,647	$2,452
Revenues of hotels held for sale	3	2	8	7
Non-comparable hotel sales	(72)	(62)	(224)	(181)
Hotel sales for the property for which we record rental income, net	10	8	35	31
Rental income for office buildings and limited service hotels	(18)	(18)	(54)	(53)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	—	(11)

Comparable hotel sales	$764	$711	$2,412	$2,245

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Operating costs and expenses per the consolidated statements of operations	$771	$737	$2,310	$2,193
Operating cost of hotels held for sale	3	2	7	6
Non-comparable hotel expenses	(55)	(48)	(162)	(133)
Hotel expenses for the property for which we record rental income	10	8	35	32
Rent expense for office buildings and limited service hotels	(18)	(18)	(54)	(54)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	—	(10)
Depreciation and amortization	(85)	(83)	(254)	(242)
Corporate and other expenses	(16)	(18)	(45)	(43)

Comparable hotel expenses	$610	$580	$1,837	$1,749

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations. For further detail, see “Notes to Financial Information.”

(g)	Represents rental income less rental expense for limited service properties and office buildings. For further detail, see footnote (b) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	September 9, 2005	December 31, 2004
Equity
Common shares outstanding	353.3	350.3
Common shares and minority held common OP Units outstanding	373.3	371.3
Preferred OP Units outstanding	.02	.02
Class B Preferred shares outstanding (a)	—	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding (a)	—	.03
Class E Preferred shares outstanding	4.0	4.0

Security pricing (per share price)
Common (b)	$17.65	$17.30
Class B Preferred (a) (b)	$—	$25.80
Class C Preferred (b)	$26.10	$26.37
Class E Preferred (b)	$27.19	$27.45
Convertible Preferred Securities (c)	$57.85	$57.25
Exchangeable Senior Debentures (d)	$1,122.50	$1,156.00

Dividends declared per share for calendar year
Common (e)	$.29	$.05
Class A Preferred (f)	$—	$1.38
Class B Preferred (a)	$.87	$2.50
Class C Preferred (e)	$1.88	$2.50
Class D Preferred (a)	$.87	$2.50
Class E Preferred (e)	$1.66	$1.37

Debt
Series B senior notes, with a rate of 7 7/8% due August 2008	$136	$304
Series E senior notes, with a rate of 8 3/8% due February 2006	—	300
Series G senior notes, with a rate of 9 1/4% due October 2007 (g)	237	243
Series I senior notes, with a rate of 9 1/2% due January 2007 (h)	455	468
Series K senior notes, with a rate of 7 1/8% due November 2013	725	725
Series M senior notes, with a rate of 7% due August 2012 (i)	346	346
Series O senior notes, with a rate of 6 3/8% due March 2015 (j)	650	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	492	491
Senior notes, with an average rate of 9.7%, maturing through 2012	13	13

Total senior notes	3,054	2,890
Mortgage debt (non-recourse) secured by $2.8 billion of real estate assets, with an average interest rate of 7.7% at September 9, 2005 and December 31, 2004, respectively	1,858	2,043
Credit facility (k)	—	—
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 2026	492	492
Other	97	98

Total debt	$5,501	$5,523

Percentage of fixed rate debt	85%	85%
Weighted average interest rate	7.0%	7.1%
Weighted average debt maturity	6.9 years	6.6 years

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Hotel Operating Statistics for All Full-Service Properties (1)
Average daily rate	$155.59	$142.30	$164.46	$148.53
Average occupancy	74.5%	74.0%	73.7%	73.3%
RevPAR	$115.97	$105.32	$121.22	$108.90

(a)	On May 20, 2005, we redeemed, at par, all four million shares of our 10% Class B Cumulative Redeemable Preferred stock for approximately $101 million, including accrued dividends and all 33,182 shares of our 10% Class D Cumulative Redeemable Preferred stock.

(b)	Share prices are the closing price as reported by the New York Stock Exchange.

(c)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $50 security, which is convertible into common stock upon the occurrence of certain events.

(d)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(e)	On September 19, 2005, we declared a third quarter common dividend of $.11 per share and preferred dividends per share for our Class C and Class E preferred stock of $.625 and $.5546875, respectively.

(f)	On August 3, 2004, we redeemed all 4.16 million shares of the outstanding Class A preferred stock at a price of $25.00 per share plus dividends accrued to that date.

(g)	Includes the fair value of interest rate swap agreements of $(5) million and $1 million as of September 9, 2005 and December 31, 2004, respectively.

(h)	Includes the fair value of interest rate swap agreements of $5 million and $18 million as of September 9, 2005 and December 31, 2004, respectively.

(i)	On March 3, 2005, we exchanged all of our 7% Series L senior notes due 2012 for our 7% Series M senior notes due 2012. The terms of the Series L senior notes and the Series M senior notes are substantially identical in all material respects, except that the Series M senior notes are registered under the Securities Act of 1933 and are, therefore, freely transferable by the holders.

(j)	On July 19, 2005, we exchanged all of our 6 3/8% Series N senior notes for our 6 3/8% Series O senior notes. The terms of the Series O senior notes and the Series N senior notes are substantially identical in all material respects, except that the Series O senior notes are registered under the Securities Act of 1933 and are, therefore, freely transferable by the holders.

(k)	Our credit facility has an available capacity of $575 million and there are currently no amounts outstanding.

(l)	The operating statistics reflect all consolidated properties as of September 9, 2005 and September 10, 2004, respectively. The operating statistics include the results of operations for four properties sold in the first quarter of 2005 and nine properties sold in 2004 prior to their disposition.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 9, 2005			Quarter ended September 10, 2004
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net loss available to common stockholders	$(11)	353.1	$(.03)	$(60)	348.7	$(.17)
Adjustments:
Amortization of deferred gains, net of taxes	(1)	—	—	(4)	—	(.01)
Depreciation and amortization	85	—	.24	85	—	.24
Partnership adjustments	1	—	—	1	—	—
FFO of minority partners of Host LP (a)	(4)	—	(.01)	(1)	—	—
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.3	—	—	2.0	—
Assuming conversion of Exchangeable Senior Debentures	4	27.7	(.01)	—	—	—

FFO per diluted share (b) (c)	$74	383.1	$.19	$21	350.7	$.06

	Year-to-date ended September 9, 2005			Year-to-date ended September 10, 2004
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income (loss) available to common stockholders	$67	352.6	$.19	$(93)	331.5	$(.28)
Adjustments:
Gains on dispositions, net of taxes	(54)	—	(.15)	(20)	—	(.06)
Amortization of deferred gains, net of taxes	(5)	—	(.02)	(8)	—	(.02)
Depreciation and amortization	254	—	.72	251	—	.75
Partnership adjustments	9	—	.03	12	—	.04
FFO of minority partners of Host LP (a)	(15)	—	(.04)	(9)	—	(.03)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.4	(.01)	—	2.1	—
Assuming conversion of Exchangeable Senior Debentures	13	27.7	(.02)	—	—	—

FFO per diluted share (b) (c)	$269	382.7	$.70	$133	333.6	$.40

(a)	Represents FFO attributable to the minority interests in Host LP.

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interest to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(c)	FFO per diluted share for certain periods presented was significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

HOST MARRIOTT CORPORATION

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 9, 2005		Quarter ended September 10, 2004
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	$—	$—	$(14)	$(14)
Preferred stock redemption (b)	—	—	(6)	(6)
Minority interest income (c)	—	—	1	1

Total	$—	$—	$(19)	$(19)

Per diluted share	$—	$—	$(.05)	$(.05)

	Year-to-date ended September 9, 2005		Year-to-date ended September 10, 2004
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	$(34)	$(34)	$(59)	$(59)
Preferred stock redemptions (b)	(4)	(4)	(6)	(6)
Gain on CBM Joint Venture LLC sale, net of taxes (d)	42	—	—	—
Gain on hotel dispositions, net of taxes	12	—	20	—
Minority interest income (expense) (c)	(1)	2	2	4

Total	$15	$(36)	$(43)	$(61)

Per diluted share (e)	$.04	$(.09)	$(.13)	$(.18)

(a)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during certain periods presented.

(b)	Represents the original issuance costs for preferred stock, which were required to be charged against net income (loss) available to common stockholders in conjunction with the redemption of the Class B preferred stock in the second quarter of 2005 and the Class A preferred stock in the third quarter of 2004. The adjustment in 2004 also includes the incremental dividends from the date of issuance of the Class E preferred stock to the date of redemption of the Class A preferred stock. For further detail, see footnote (d) to the consolidated statements of operations.

(c)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

(d)	Represents the gain, net of tax, on the sale of 85% of our interest in CBM Joint Venture LLC.

(e)	Prior year per share amounts were adjusted due to the dilutive effect of the retroactive application of EITF 04-8.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Net income (loss)	$(5)	$(47)	$92	$(61)
Interest expense	94	108	317	356
Depreciation and amortization	85	83	254	242
Income taxes (a)	(15)	(10)	23	(2)
Discontinued operations (b)	1	4	2	11

EBITDA (c)	160	138	688	546
(Gains) losses on dispositions (a)	—	—	(83)	(20)
Amortization of deferred gains	(1)	(5)	(7)	(10)
Consolidated partnership adjustments:
Minority interest (income) expense	—	(4)	12	(2)
Distributions to minority partners	—	(1)	(3)	(5)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	—	4	1	12
Distributions received from equity investments	1	1	2	2

Adjusted EBITDA of Host LP (c)	160	133	610	523
Distributions to minority interest partners of Host LP	(2)	—	(4)	—

Adjusted EBITDA of Host Marriott (c)	$158	$133	$606	$523

(a)	Income taxes and gains on dispositions include $28 million and $69 million, respectively, for year-to-date 2005 due to the sale of 85% of our interest in CBM Joint Venture LLC.

(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(c)	See the notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$135	353.0	$.38
Adjustments:
Depreciation and amortization	366	—	1.04
Gain on dispositions, net of taxes	(97)	—	(.28)
Partnership adjustments	9	—	.02
FFO of minority partners of Host LP (b)	(20)	—	(.05)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.4	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	27.9	(.03)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	—

FFO per diluted share (c)	$444	414.2	$1.07

	High-end of Range Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$149	353.0	$.42
Adjustments:
Depreciation and amortization	366	—	1.04
Gain on dispositions, net of taxes	(97)	—	(.28)
Partnership adjustments	9	—	.02
FFO of minority partners of Host LP (b)	(21)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.4	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	27.9	(.03)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	—

FFO per diluted share (c)	$457	414.2	$1.10

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for assumptions relating to the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

	Full Year 2005
	Low-end of Range	High-end of Range
Net income	$166	$180
Interest expense	446	446
Depreciation and amortization	370	370
Income taxes	33	33

EBITDA	1,015	1,029
Gains on dispositions	(128)	(128)
Consolidated partnership adjustments:
Minority interest expense	16	17
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	—	—
Distributions received from equity investments	2	2

Adjusted EBITDA of Host LP	900	915
Distributions to minority interest partners of Host LP	(6)	(6)

Adjusted EBITDA of Host Marriott	$894	$909

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

The full year 2005 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR will increase 8.0% to 9.0% for the full year and for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 130 basis points and 150 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $242 million of hotels will be sold during 2005.

•	Approximately $285 million of acquisitions will be made during 2005.

•

Approximately $650 million of debt has been, or will be, refinanced or prepaid and approximately $100 million of Class B preferred stock has been redeemed during 2005. Charges, net of the minority interest benefit, totaling approximately $36 million, or $.09 of FFO per diluted share, in call

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

premiums and the acceleration of deferred financing costs associated with the debt repayments and the redemption of the Class B preferred stock will be incurred for the full year.

•	Fully diluted shares will be 414.2 million for the full year.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2005 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2005 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	8.0%	9.0%
Operating profit margin under GAAP (b)	13.3%	13.6%
Comparable hotel adjusted operating profit margin (c)	23.9%	24.1%
Comparable hotel sales
Room	$2,150	$2,170
Other	1,356	1,369

Comparable hotel sales (d)	3,506	3,539

Comparable hotel expenses
Rooms and other departmental costs	1,501	1,515
Management fees, ground rent and other costs	1,167	1,171

Comparable hotel expenses (e)	2,668	2,686

Comparable hotel adjusted operating profit	838	853
Non-comparable hotel results, net	106	106
Office buildings and limited service properties, net	4	4
Depreciation and amortization	(367)	(367)
Corporation and other expenses	(67)	(67)

Operating profit	$514	$529

(a)	See the notes to the financial information for discussion of non-GAAP measure, reporting periods and comparable hotel results. Also, see the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for assumptions relating to the full year 2005 forecasts. Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2005. We have assumed that 98 hotels will be classified as comparable as of December 31, 2005, reflecting dispositions in 2005 and certain other forecasted major renovations. No assurances can be made as to the hotels that will be in the comparable hotel set for 2005.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 130 to 150 basis points. The comparable hotel adjusted operating profit margin for 2004 was 22.6%, which reflects the results of 98 hotels currently forecasted to be classified as comparable for 2005 as noted above.

(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Revenues	$3,861	$3,897
Non-comparable hotel sales	(321)	(324)
Hotel sales for the property for which we record rental income, net	50	50
Rental income for office buildings and limited service hotels	(84)	(84)

Comparable hotel sales	$3,506	$3,539

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2005 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Operating costs and expenses	$3,347	$3,368
Non-comparable hotel expenses	(215)	(218)
Hotel expenses for the property for which we record rental income	50	50
Rent expense for office buildings and limited service hotels	(80)	(80)
Depreciation and amortization	(367)	(367)
Corporate and other expenses	(67)	(67)

Comparable hotel expenses	$2,668	$2,686

HOST MARRIOTT, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Revenues
Rooms	$532	$487	$1,612	$1,463
Food and beverage	230	218	785	751
Other	57	55	174	164

Total hotel sales	819	760	2,571	2,378
Rental income	22	21	76	74

Total revenues	841	781	2,647	2,452

Expenses
Rooms	135	127	392	366
Food and beverage	189	183	592	572
Hotel departmental expenses	243	228	710	666
Management fees	34	29	112	98
Other property-level expenses	69	69	205	206
Depreciation and amortization	85	83	254	242
Corporate and other expenses	16	18	45	43

Total operating costs and expenses	771	737	2,310	2,193

Operating profit	70	44	337	259
Interest income	5	3	17	8
Interest expense	(94)	(107)	(318)	(356)
Net gains on property transactions	—	5	77	10
Gain (loss) on foreign currency and derivative contracts	(1)	(2)	1	(2)
Minority interest income (expense)	—	—	(6)	(3)
Equity in earnings (losses) of affiliates	—	(4)	(1)	(12)

Income (loss) before income taxes	(20)	(61)	107	(96)
Benefit (provision) for income taxes	15	10	(23)	2

Income (loss) from continuing operations	(5)	(51)	84	(94)
Income from discontinued operations (b)	—	1	13	28

Net income (loss)	(5)	(50)	97	(66)
Less: Distributions on preferred units	(6)	(9)	(21)	(28)
Issuance costs of redeemed preferred units	—	(4)	(4)	(4)

Net income (loss) available to common unitholders	$(11)	$(63)	$72	$(98)

Basic and diluted earnings (loss) per common unit:
Continuing operations	$(.03)	$(.17)	$.16	$(.36)
Discontinued operations	—	—	.03	.08

Basic and diluted earnings (loss) per common unit	$(.03)	$(.17)	$.19	$(.28)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in the first quarter of 2005, the one property classified as held for sale as of the end of the third quarter of 2005 and nine properties sold in 2004.

HOST MARRIOTT, L.P.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA for Host Marriott, L.P.

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	September 9, 2005	September 10, 2004	September 9, 2005	September 10, 2004
Net income (loss)	$(5)	$(50)	$97	$(66)
Interest expense	94	107	318	356
Depreciation and amortization	85	83	254	242
Income taxes (a)	(15)	(10)	23	(2)
Discontinued operations (b)	1	4	2	11

EBITDA (c)	160	134	694	541
Gains on dispositions (a)	—	—	(83)	(20)
Amortization of deferred gains	(1)	(5)	(7)	(10)
Consolidated partnership adjustments:
Minority interest (income) expense	—	—	6	3
Distributions to minority partners	—	(1)	(3)	(5)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	—	4	1	12
Distributions received from equity investments	1	1	2	2

Adjusted EBITDA of Host LP (c)	$160	$133	$610	$523

(a)	Income taxes and gains on dispositions include $28 million and $69 million, respectively, for year-to-date 2005 due to the sale of 85% of our interest in CBM Joint Venture LLC.

(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(c)	See the notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts for Host Marriott, L.P. (a)

(unaudited, in millions)

	Full Year 2005
	Low-end of range	High-end of range
Net income	$175	$190
Interest expense	447	447
Depreciation and amortization	370	370
Income taxes	33	33

EBITDA	1,025	1,040
Gains on dispositions	(128)	(128)
Consolidated partnership adjustments:
Minority interest expense	6	6
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	—	—
Distributions received from equity investments	2	2

Adjusted EBITDA of Host LP	$900	$915

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Marriott Corporation.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$150	353.2	$.42
Adjustments:
Depreciation and amortization	388	—	1.10
Gain on dispositions, net of taxes	(4)	—	(.01)
Partnership adjustments	7	—	.02
FFO of minority partners of Host LP (b)	(29)	—	(.08)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.1	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	28.7	(.07)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	(.02)

FFO per diluted share (c)	$563	415.9	$1.35

	High-end of Range Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$188	353.2	$.53
Adjustments:
Depreciation and amortization	388	—	1.10
Gain on dispositions, net of taxes	(4)	—	(.01)
Partnership adjustments	10	—	.03
FFO of minority partners of Host LP (b)	(31)	—	(.09)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.1	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	28.7	(.07)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	(.03)

FFO per diluted share (c)	$602	415.9	$1.45

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2006 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts (a)

(unaudited, in millions)

	Full Year 2006
	Low-end of Range	High-end of Range
Net income	$174	$212
Interest expense	425	425
Depreciation and amortization	390	390
Income taxes	9	9

EBITDA	998	1,036
Gains on dispositions	(4)	(4)
Consolidated partnership adjustments:
Minority interest expense	17	19
Distributions to minority partners	(6)	(6)
Equity investment adjustments:
Equity in earnings of affiliates	(1)	(1)
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	1,005	1,045
Distributions to minority interest partners of Host LP	(9)	(9)

Adjusted EBITDA of Host Marriott	$996	$1,036

(a)	The 2006 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR will increase 7.0% to 9.0% for the low and high ends of the forecasted range, respectively;

•	Comparable hotel adjusted operating profit margins will increase 125 basis points and 175 basis points for the low and high ends of the forecasted range, respectively;

•	No acquisitions or dispositions;

•	No significant debt issuances; and

•	Fully diluted shares will be 415.9 million.

The amounts shown in the forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2006. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that the results will not be materially different than those expressed above. Risks that may affect these assumptions and forecasted results include, but are not limited to, the following:

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts (a)

(unaudited, in millions)

•	the level of RevPAR and margin growth may change significantly as the result of the completion of individual hotel budgets with the operators of the Company’s hotels later this year;

•	the amount and timing of acquisitions and dispositions of hotel properties is inherently difficult to predict and can substantially affect financial results in various respects, including such items as depreciation and amortization and gains (losses) on dispositions;

•	the level of capital expenditures may change significantly as the result of completion of individual hotel budgets with the operators of the Company’s hotels later this year; any increase or decrease in capital expenditures will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2006 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	7.0%	9.0%
Operating profit margin under GAAP (b)	14.6%	15.3%
Comparable hotel adjusted operating profit margin (c)	25.3%	25.8%
Comparable hotel sales
Room	$2,311	$2,354
Other	1,412	1,439

Comparable hotel sales (d)	3,723	3,793

Comparable hotel expenses
Rooms and other departmental costs	1,447	1,474
Management fees, ground rent and other costs	1,336	1,342

Comparable hotel expenses (e)	2,783	2,816

Comparable hotel adjusted operating profit	940	977
Non-comparable hotel results, net	116	118
Office buildings and limited service properties, net	7	7
Depreciation and amortization	(390)	(390)
Corporation and other expenses	(67)	(67)

Operating profit	$606	$645

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results. Also, see the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for assumptions related to full year 2006 forecasts. Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2006. We have assumed that 98 hotels will be classified as comparable for 2006. However, no assurances can be made as to the hotels that will be in the comparable hotel set for 2006.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 125 to 175 basis points over the mid-point of the 2005 forecast comparable adjusted operating profit margin of 24.0%.

(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Revenues	$4,144	$4,219
Non-comparable hotel sales	(385)	(390)
Hotel sales for the property for which we record rental income, net	52	52
Rental income for office buildings and limited service hotels	(88)	(88)

Comparable hotel sales	$3,723	$3,793

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Operating costs and expenses	$3,538	$3,574
Non-comparable hotel expenses	(269)	(272)
Hotel expenses for the property for which we record rental income	52	52
Rent expense for office buildings and limited service hotels	(81)	(81)
Depreciation and amortization	(390)	(390)
Corporate and other expenses	(67)	(67)

Comparable hotel expenses	$2,783	$2,816

HOST MARRIOTT, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts for Host Marriott, L.P. (a)

(unaudited, in millions)

	Full Year 2006
	Low-end of range	High-end of range
Net income	$183	$223
Interest expense	425	425
Depreciation and amortization	390	390
Income taxes	9	9

EBITDA	1,007	1,047
Gains on dispositions	(4)	(4)
Consolidated partnership adjustments:
Minority interest expense	8	8
Distributions to minority partners	(6)	(6)
Equity investment adjustments:
Equity in losses of affiliates	(1)	(1)
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	$1,005	$1,045

See note (a) to the Host Marriott Corporation Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts.

HOST MARRIOTT CORPORATION

Notes to Financial Information

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott International, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Additionally, Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2005 ended on September 9, and the third quarter of 2004 ended on September 10, though both quarters reflect twelve weeks of operations. In contrast, the September 9, 2005 year-to-date operations included 252 days of operations, while the September 10, 2004 year-to-date operations included 254 days of operations (2004 was also a leap year).

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately one-fourth of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•	hotel results for the third quarter of 2005 reflect 12 weeks of operations for the period from June 18, 2005 to September 9, 2005 for our Marriott-managed hotels and results from June 1, 2005 to August 31, 2005 for operations of all other hotels which report results on a monthly basis.

•	hotel results for the third quarter of 2004 reflect 12 weeks of operations for the period from June 19, 2004 to September 10, 2004 for our Marriott-managed hotels and results from June 1, 2004 to August 31, 2004 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Notes to Financial Information

•	hotel results for year-to-date 2005 reflect 36 weeks for the period from January 1, 2005 to September 9, 2005 for our Marriott-managed hotels and results from January 1, 2005 to August 31, 2005 for operations of all other hotels which report results on a monthly basis.

•	hotel results for year-to-date 2004 reflect 36 weeks for the period from January 3, 2004 to September 10, 2004 for our Marriott-managed hotels and results from January 1, 2004 to August 31, 2004 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 107 full-service hotels that we owned as of September 9, 2005, 99 hotels have been classified as comparable hotels. The operating results of the following eight hotels that we owned as of September 9, 2005 are excluded from comparable hotel results for these periods:

•	the Memphis Marriott (construction of a 200-room expansion started in 2003 and completed in 2004);

•	the Embassy Suites Chicago Downtown-Lakefront Hotel (acquired in April 2004);

•	the Fairmont Kea Lani Maui (acquired in July 2004);

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort (temporarily closed in September 2004);

•	the Scottsdale Marriott at McDowell Mountains (acquired in September 2004);

•	the Atlanta Marriott Marquis (major renovation started in August 2005); and

•	the New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

In addition, the operating results of the 13 hotels we disposed of in 2005 and 2004 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA of both Host Marriott and Host LP, (iii) Adjusted EBITDA of both Host Marriott and Host LP and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

HOST MARRIOTT CORPORATION

Notes to Financial Information

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process. We present Adjusted EBITDA of Host Marriott and Adjusted EBITDA of Host LP. The difference between these two presentations is equal to the amount of distributions to OP Unitholders other than Host Marriott.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the

HOST MARRIOTT CORPORATION

Notes to Financial Information

performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Adjusted EBITDA of Host LP

Host Marriott owns approximately 95% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. The difference between the Adjusted EBITDA of Host Marriott and the Adjusted EBITDA of Host LP is the distributions to OP Unitholders other than Host Marriott, which are equal on a per unit basis to the dividends paid per common share by Host Marriott. The Adjusted EBITDA of Host LP is presented in addition to the Adjusted EBITDA of Host Marriott because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are

HOST MARRIOTT CORPORATION

Notes to Financial Information

property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.